Exhibit 99.4

Dose Shield Corporation and NukeMed, Inc.
Notes to Special-Purpose Financial Statements
For the Years Ending January 31, 2008 and 2007

Note 1. – Background and Description of Business

The accompanying special-purpose financial statements have been prepared to present the assets to be acquired, liabilities to be assumed and revenues and direct operating expenses of Dose Shield Corporation (“Dose Shield”) and NukeMed, Inc (“NukeMed”) pursuant to a stock purchase agreement (the "Agreement") dated June 5, 2008 between Dose Shield, NukeMed and Positron Corporation (“Positron”) and its wholly-owned subsidiary Positron Pharmaceuticals Company (“Positron Pharmaceuticals”).    Pursuant to the Agreement, Positron Pharmaceuticals acquired all of the outstanding stock of Dose Shield and acquired accounts receivable,  deferred revenue and the contractual obligations from sales contracts executed by NukeMed while serving as Dose Shield’s sales agent. Those contracts were assigned to Positron Pharmaceuticals pursuant to the terms of the Agreement. The purchase price consisted of 80,000,000 shares of the Positron common stock, deliverable in two equal tranches, the first 40,000,000 shares at the closing, the second contingent upon verification by an independent third party that Dose Shield’s Cardio-Assist device is deemed in commercially reasonable working order and is ready for resale not later than December 31, 2009; (ii) cash in the amount of $600,000, $60,000 payable, at the closing and the balance due on December 31, 2008, unless extended for one year with interest at the rate of 8%; and earn out payments through December 31, 2009 equal to the lesser of (x) 50% of the net revenue generated from sales of Pharm-Assist equipment, including receivables, or (y) $600,000. In addition, the Company is obligated to pay royalties equal to 1.5% of net revenues generated from all future sales of all Dose Shield equipment sold by Positron Pharmaceuticals following the Closing.

Dose Shield designs and manufactures measuring control devices for nuclear medicine applications. Dose Shield’s Nuclear Pharm-Assist™ is an automated dose compounding machine designed to support the staff of nuclear medicine departments and nuclear pharmacies.  The Nuclear Pharm -Assist™ compounds kits, fills vials and syringes, assays vials and syringes and dispenses vial and syringes in a shielded container.  The unique design reduces worker radiation exposure and repetitive motion injuries. The shielding is integrated into the design and is considered standard.  The Company’s Cardio-Assist™ machine provides nuclear cardiology departments and clinics the ease of “Unit Dose” and the reliability of an “In-House” supply.  The Cardio-Assist™ will automatically elute generators, compound kits, perform quality control, fill a syringe, assay the dose and dispense the dose in a syringe shield ready for patient injection.  The Cardio-Assist™ replaces typical “Hot” lab equipment and acts as a “virtual” nuclear pharmacy.  The Company’s products are marketed and distributed by its majority shareholder, NukeMed.

The accompanying special purpose financial statements were prepared by Dose Shield and NukeMed for the purpose of providing Positron with historical information to comply with the rules and regulations of the Securities and Exchange Commission for inclusion in an amendment to the Current Report on Form 8-K (Form 8-K/A) to be filed by Positron.  These special purpose financial statements are not intended to be a complete presentation of Dose Shield’s and NukeMed’s assets and liabilities nor its revenues and expenses. These statements are derived from Dose Shield’s and NukeMed’s historical accounting records using the accounting policies described in the summary of significant accounting policies (Note 2), which are in accordance with the accounting principles generally accepted in the United States of America and are not necessarily indicative of the financial condition or results of operations that would have been achieved if Dose Shield and NukeMed had operated as a separate, stand-alone business.

The special purpose combined statement of assets to be acquired and liabilities to be assumed reflect the assets acquired by Positron at the historical carrying values of Dose Shield and NukeMed as of January 31, 2008 and 2007. Direct operating expenses includes costs directly attributable to the Dose Shield and NukeMed business and do not include certain costs for facilities, functions and services of NukeMed that are shared with other operations.

Combined statements of cash flows and combined statements of stockholder’s equity are not presented as Positron did not acquire all of the assets nor assume all of the liabilities of Dose Shield and NukeMed, and the preparation of such financial information is not practical given the nature of the statement and the limited amount of information available.

Note 2. – Summary of Significant Accounting Policies

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and direct operating expenses during the reporting period. Actual results may differ from those estimates.

Inventories

Inventories are valued at the lower of cost or market. Cost was determined using the first-in, first-out method. There was no valuation reserves recorded for the periods presented.

Trademarks

Trademarks consist of registration and application costs.

Accounts Receivable

Accounts receivable consist of trade receivables due from customers under sales contracts. Management periodically reviews the composition of accounts receivable and collectibility. Management has determined that no allowance for uncollectible accounts was necessary at January 31, 2008 and 2007.

Deferred Revenue/Revenue Recognition

Deposits and progress payments are received from customers prior to the completion of a machine.  Deferred revenue is recorded upon receipt of progress payments. Revenue is recorded upon shipment to the customer.

Research and development expenses

Research and development expenses consist primarily of materials, consulting expenses and prototype design costs related to the design, development, testing and enhancement of the Dose Shield machines. These costs are expensed as incurred.

Selling, general and administrative expenses

Selling, general and administrative expenses consist primarily of salaries, marketing and promotional expenses and general and administrative activities.

Note 3 – Related Party Transaction

Payroll and related expenses for the year ended January 31, 2008 were processed and recorded by Posistar, LLC, a  wholly-owned subsidiary of NukeMed.  The combined statement of assets to be acquired and liabilities to be assumed as of January, 31, 2008 include accrued liabilities related to the payroll and related tax expenses of $93,763.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On June 5, 2008,  Positron Corporation (the “Positron or the Company”), and its wholly-owned subsidiary Positron Pharmaceuticals Company, a Nevada corporation (“Positron Pharmaceuticals”), executed and consummated a Stock Purchase Agreement to acquire all of the issued and outstanding stock (the “Acquisition”) of Dose Shield Corporation, an Indiana corporation (“Dose Shield”). The purchase price of the Acquisition consisted of: 80,000,000 shares of the Registrant’s common stock, par value $0.01 per share (the "Common Stock"), deliverable in two equal tranches, the first 40,000,000 shares at the closing, the second contingent upon verification by an independent third party that Dose Shield’s Cardio-Assist device is deemed in commercially reasonable working order and is ready for resale not later than December 31, 2009; (ii) cash in the amount of $600,000, $60,000 payable, at the closing and the balance due on December 31, 2008, unless extended for one year with interest at the rate of 8%; and earn out payments through December 31, 2009 equal to the lesser of (x) 50% of the net revenue generated from sales of Pharm-Assist equipment, including receivables, or (y) $600,000. In addition, the Company is obligated to pay royalties equal to 1.5% of net revenues generated from all future sales of all Dose Shield equipment sold by Positron Pharmaceuticals following the Closing.

The assets acquired and liabilities assumed in the Acquisition included accounts receivable, deferred revenues and contractual obligations from sales contracts that were executed by Dose Shield’s majority shareholder NukeMed Corporation (“NukeMed”).  NukeMed, acting as Dose Shield’s sales and marketing agent, entered into several sales agreements for measuring control devices manufactured by Dose Shield.  The agreements and all obligations were assigned to Positron Pharmaceuticals Company in the Acquisition.

Dose Shield designs and manufactures measuring control devices for nuclear medicine applications. Dose Shield’s Nuclear Pharm-Assist™ is an automated dose compounding machine designed to support the staff of nuclear medicine departments and nuclear pharmacies.  The Nuclear Pharm-Assist™ compounds kits, fills vials and syringes, assays vials and syringes and dispenses vial and syringes in a shielded container.  The unique design reduces worker radiation exposure and repetitive motion injuries. The shielding is integrated into the design and is considered standard.  The Company’s Cardio-Assist™ machine provides nuclear cardiology departments and clinics the ease of “Unit Dose” and the reliability of an “In-House” supply.  The Cardio-Assist™ will automatically elute generators, compound kits, perform quality control, fill a syringe, assay the dose and dispense the dose in a syringe shield ready for patient injection.  The Cardio-Assist™ replaces typical “Hot” lab equipment and acts as a “virtual” nuclear pharmacy.  The Company’s products are marketed and distributed by its majority shareholder, NukeMed, Inc. (“NukeMed”).

The following unaudited pro forma condensed combined financial information is based on the historical financial statements of the Company and Dose Shield (including sales and marketing transactions recorded by NukeMed).  The unaudited pro forma condensed combined statements of income for the year ended December 31, 2007 and the six months ended  June 30, 2008 give effect to the acquisition and assumption of the assets and liabilities of Dose Shield and NukeMed, as if the acquisition had occurred at the beginning of the periods presented.

For the purposes of pro forma information, Dose Shield and NukeMed did not reconcile its accounts on a monthly basis and therefore aligning its year ends to that of the Company’s is not practicable.  Therefore, the statement of operations for the year ended January 31, 2008 of Dose Shield and NukeMed has been combined with the year ended December 31, 2007 of Positron for pro forma purposes. Additionally, the statement of operations for the period January 1 to June 5, 2008 of Dose Shield and NukeMed has been combined with the six months ended June 30, 2008 for Positron. Management believes that combining the exact periods for Dose Shield and NukeMed to that of Positron would not provide materially different results. A pro forma balance sheet is not required to be filed with the pro forma financial information since the Acquisition of Dose Shield and NukeMed is reflected in Positron’s consolidated balance sheet dated June 30, 2008 which was filed within  its June 30, 2008 Quarterly Report on Form 10-Q

This unaudited pro forma combined financial information is presented for informational purposes only and does not purport to represent what the Company’s results of operations or financial position actually would have been had the acquisition in fact occurred on the dates specified, nor does the information purport to project the Company’s results of operations or financial position for any future period or at any future date. All pro forma adjustments are based on preliminary estimates, available information and certain assumptions that the Company believes are reasonable and that are subject to revision upon finalization of the purchase accounting for the acquisition. The unaudited pro forma condensed combined financial information does not reflect any adjustments for synergies that the Company expects to realize commencing upon consummation of the acquisition of Dose Shield and NukeMed.

The unaudited pro forma combined financial information should be read in conjunction with the Positron Corporation. historical consolidated unaudited financial statements as of and for the six months ended June 30, 2008 which are included in its June 30, 2008 Quarterly Report on Form 10-Q and Positron Corporation historical audited consolidated financial statements as of December 31, 2007 and for the year then ended which are included in the Company’s December 31, 2007 Annual Report on Form 10-KSB.

 POSITRON CORPORATION AND DOSE SHIELD CORPORATION AND NUKEMED, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2007

	Positron	Dose Shield and NukeMed	Pro Forma		Pro Forma
	Historical (*)	Historical (**)	Adjustments		Combined

Net sales	$3,308,971	$—	$—		$3,308,971

Cost of sales	2,927,930	—	—		2,927,930

Gross profit	381,041	—	—		381,041

Operating expenses	7,593,289	363,344	81,538	(1)	8,038,171

Operating income (loss)	(7,212,248)	(363,344)	(81,538)		(7,657,130)

Other income (expenses)	(593,023)	(2,330)	—		(595,353)

Loss before majority interest in consolidated subsidiary	(7,805,271)	(365,674)	(81,538)		(8,252,483)

Majority interest in consolidated subsidiary	25,061	—	—		25,061

Net loss	$(7,780,210)	$(365,674)	(81,538)		(8,227,422)

Net loss per common share	$(0.08)	$--	$--		$(0.06)

Average common and common equivalent shares	95,874,655		40,000,000	(2)	135,874,655

*	Historical statement of operations represents Positron Corporation year ended December 31, 2007.

**	Historical statement of operations represents Dose Shield year ended January 31, 2008.

(1) Reflects the following operating adjustments related to the acquisition of Dose Shield Corporation
• Additional compensation expense for salary increase to former Dose Shield president.

(2) Reflects shares of Positron Corporation common stock issued for the initial payment of the purchase price.

 POSITRON CORPORATION AND DOSE SHIELD CORPORATION AND NUKEMED, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2008

	Positron	Dose Shield and NukeMed	Pro Forma		Pro Forma
	Historical (*)	Historical (**)	Adjustments		Combined

Net sales	$1,193,701	$45,037	$—		$1,238,738

Cost of sales	1,094,010	11,590	—		1,105,600

Gross profit	99,691	33,447	—		133,138

Operating expenses	2,324,231	293,012	35,231	(1)	2,652,474

Operating income (loss)	(2,224,540)	(259,565)	(35,231)		(2,519,336)

Other income (expenses)	(890,836)	(4,233)	—		(895,069)

Net loss	$(3,115,376)	$(263,798)	$(35,231)		(3,414,405)

Net loss per common share	$(0.03)	$	$		$0.02

Average common and common equivalent shares	111,250,559		40,000,000	(2)	151,250,559

*	Historical statement of operations represents Positron Corporation six months ended June 30, 2008, which includes the operations of Dose Shield and NukeMed from June 6, 2008 through June 30, 2008.

**	Historical statement of operations represents Dose Shield period from January 1 – June 5, 2008.

(1) Reflects the following operating adjustments related to the acquisition of Dose Shield Corporation
• Additional compensation expense for salary increase to former Dose Shield president.

(2) Reflects shares of Positron Corporation common stock issued for  the initial payment of the purchase price.